EXHIBIT 99.2
PRESS RELEASE

For Immediate Release
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Salt Lake City, Utah
Los Angeles, California

      Comet Technologies, Inc. (Comet), a Nevada corporation (OTCBB -"COMT") has announced that on May 30, 2006, it has closed the Stock Exchange Agreement with American California Pharmaceutical Group, Inc. (ACPG), and ACPG's shareholders. As a result of the closing, ACPG is now a wholly-owned subsidiary of Comet.

      ACPG is a California company that owns all of Harbin Tian Di Ren Medical Science and Technology Company (TDR), a limited liability company organized in Heilongjiang Province, the People's Republic of China (PRC), and headquartered
in the city of Harbin.   Through TDR and TDR's subsidiaries, ACPG is engaged
in the development, manufacture and marketing of over-the-counter nutritional supplements and plant and herb-based medicinal products, in the PRC, Hong Kong and other countries.

      Comet has issued a total of 10,193,377 shares of its common stock to the shareholders of ACPG in exchange for all of the capital stock of ACPG. As a result of the closing, there are now a total of 10,960,620 shares of common
stock outstanding.   At the closing, Jack M. Gertino and Richard Stuart
resigned as officers and directors, and Liu Yan-qing, Han Xiao-yan and Wang Hai-Feng, officers of ACPG and TDR, were appointed as directors, and President
and CEO, CFO and Secretary Treasurer, respectively, of Comet.   Messrs.
Gertino and Stuart will serve as consultants to Comet.

Safe Harbor Statement Under the Private Securities Litigation Act of 1995:
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The statements in this press release that relate to the Company's expectations in the future with respect to transactions, sources of capital or operations, operating results or strategies, are forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements are made by the Company based on knowledge of the circumstances at the present time, but the results anticipated by any and all of these forward-looking statements may not occur or may differ materially from the statements expressed.